UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM SB-2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ADVANCED BIOENERGY, LLC

(Name of small business issuer in its charter)

Delaware State or jurisdiction of incorporation or organization	2860 Primary Standard Industrial Classification Code Number	20-2281511 I.R.S. Employer Identification No.

137 N. 8th Street Geneva, Nebraska 68361 (402) 759-3773 (Address and telephone number of principal executive offices and principal place of business)

Robert E. Bettger 910 9th Street Fairmont, NE 68354 (402) 268-3101 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

William E. Hanigan Miranda L. Hughes Brown, Winick, Graves, Gross, Baskerville and Schoenebaum, P.L.C. 666 Grand Avenue, Suite 2000, Des Moines, Iowa 50309-2510 (515) 242-2400

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

DEREGISTRATION OF SECURITIES

On May 27, 2005, the registrant filed a Registration Statement on Form SB-2 (File No. 333-125335), as amended by Pre-effective Amendment No. 1 filed on August 12, 2005, Pre-effective Amendment No. 2 filed on September 30, 2005, Pre-effective Amendment No. 3 filed on October 25, 2005, Pre-effective Amendment No. 4 filed November 7, 2005 and Pre-effective Amendment No. 5 filed November 8, 2005, covering 6,732,500 limited liability company units to be sold by certain officers and directors of the registrant (the “Registration Statement”). On November 10, 2005, the Securities and Exchange Commission declared the Registration Statement effective. On February 10, 2006, the Registrant filed Post-effective Amendment No. 1.

Pursuant to the Registrant’s undertaking under Item 512(a)(3) of Regulation S-B in connection with the Registration Statement, the Registrant agreed to remove from registration, by means of a post-effective amendment, any of the units registered which remained unsold at the termination of the offering. The Registrant is requesting removal of 684,100 unsold units from registration as of the date hereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Post-Effective Amendment No. 2 to our Registration Statement on Form SB-2 and authorizes this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, in the City of Geneva, Nebraska on June 1, 2006.

ADVANCED BIOENERGY, LLC

/s/ Revis L. Stephenson III
Date:	June 1, 2006	Revis L. Stephenson III Chairman and Director (Principal Executive Officer)

/s/ Robert W. Holmes
Date:	June 1, 2006	Robert W. Holmes Treasurer and Director (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Revis L. Stephenson III
Date:	June 1, 2006	Revis L. Stephenson, III Chairman and Director (Principal Executive Officer)

/s/ Robert W. Holmes
Date:	June 1, 2006	Robert W. Holmes Treasurer and Director (Principal Financial and Accounting Officer)

/s/ Larry L. Cerny
Date:	June 1, 2006	Larry L. Cerny, Secretary and Director

/s/ John E. Lovegrove
Date:	June 1, 2006	John E. Lovegrove, Director

/s/ Robert E. Bettger
Date:	June 1, 2006	Robert E. Bettger, Director

/s/ John T. Porter
Date:	June 1, 2006	John T. Porter, Director

/s/ Troy Otte
Date:	June 1, 2006	Troy Otte, Director

/s/ Richard Hughes
Date:	June 1, 2006	Richard Hughes, Director

/s/ Keith Spohn
Date:	June 1, 2006	Keith Spohn, Director